Exhibit 99.1

QuidelOrtho Reports Second Quarter 2026 Financial Results
― Total revenue grew 3% reported and 2% constant currency, primarily driven by Labs and Point of Care growth―
― Excluding China, total revenue grew 6% both as reported and in constant currency ―
― Company updates full-year 2026 financial guidance ―

August 6, 2026

SAN DIEGO, CA August 6, 2026 — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a leading global provider of diagnostic solutions, today announced financial results for the second quarter ended June 28, 2026.

Key Second Quarter 2026 Results:
(all comparisons are to the prior year period)

•Total revenue was $631 million, an increase of 3% as reported and 2% in constant currency. Excluding China, total revenue grew 6% both as reported and in constant currency.
◦Labs revenue of $383 million grew by 4% as reported and 2% in constant currency. Growth was driven by continued strength across the core business and partially offset by slower sales in China, which the Company believes is primarily related to recently announced changes to In Vitro Diagnostics pricing. Outside of China, Labs revenue grew 9% both as reported and in constant currency.
◦Immunohematology revenue of $134 million grew 1% both as reported and in constant currency. Outside of China, Immunohematology revenue grew 5% both as reported and in constant currency.
◦Point of Care revenue of $108 million grew 16% both as reported and in constant currency, including Triage revenue growth of 10% as reported and 9% in constant currency.
•GAAP net loss was $93 million; GAAP operating loss was $22 million; adjusted EBITDA was $129 million.
•GAAP net loss margin was 14.7%; GAAP operating loss margin was 3.5%; adjusted EBITDA margin was 20.5%, an improvement of 310 basis points.
•GAAP diluted loss per share was $1.36; adjusted diluted earnings per share (“EPS”) was $0.13.

“Our second quarter performance demonstrated QuidelOrtho’s underlying strength and the benefits of our diversified portfolio, with solid results across our core franchises and regions, with the exception of China. Demand headwinds in China related to the proposed IVD pricing guidelines and a softer global respiratory environment are continuing to impact our business,” said Brian J. Blaser, President and Chief Executive Officer of QuidelOrtho. “As a result, we are revising our full-year 2026 revenue and earnings guidance to reflect these evolving market dynamics. In addition, we have decided to withdraw free cash flow guidance as we work through the associated impacts on working capital and our mitigation efforts. This decision does not change our commitment to improving cash conversion, which remains our top priority. We remain focused on serving our customers, executing our strategy, strengthening our balance sheet, and building a stronger, more resilient QuidelOrtho.”

Full-year 2026 Financial Guidance

Based on its current business outlook, the Company is updating its full-year financial guidance below:

Full-year 2026 Financial Guidance	Updated (as of 8/6/2026)	Previous (as of 5/5/2026)
Total revenues (reported)	$2.52 - $2.60 billion	$2.70 - $2.75 billion
Adjusted EBITDA	$540 - $560 million	$615 - $630 million
Adjusted EBITDA margin	21% - 22%	23%
Adjusted diluted EPS	$0.65 - $0.90	$1.80 - $2.00
Free cash flow	Withdrawn	$100 - $120 million

Please see page 8 of the Second Quarter 2026 Financial Results presentation on the “Investor Relations” page of the Company’s website for the full list of assumptions on which the Company’s current 2026 financial guidance is based.

A reconciliation of forward-looking non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. We are not, without unreasonable effort, able to reliably predict the impact of impairment charges and related tax benefits and other non-recurring adjustments. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. In addition, the Company believes any such reconciliation would imply a degree of precision and certainty that could be confusing to investors. See "Forward-Looking Statements" and "Non-GAAP Financial Measures."

Conference Call Information

Following the release of financial results, QuidelOrtho will hold a conference call today beginning at 2:00 p.m. PT / 5:00 p.m. ET to discuss its financial results. Interested parties can access the call from the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com. Presentation materials will also be posted to the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at the time of the call. A replay of the conference call will be available shortly after the event on the “Investor Relations” page of the Company’s website under the “Events & Presentations” section.

QuidelOrtho is dedicated to advancing diagnostics to power a healthier future. For more information, please visit quidelortho.com and follow QuidelOrtho on LinkedIn, Facebook and X.

About QuidelOrtho Corporation

With expertise spanning clinical chemistry, immunoassay, immunohematology and molecular testing, QuidelOrtho Corporation (Nasdaq: QDEL) is a leading global provider of diagnostic solutions, dedicated to advancing fast, accurate and reliable results that help improve patient outcomes – from the point of care to hospital, lab to clinic. Building on a legacy of innovation, QuidelOrtho works with healthcare providers to advance diagnostics that connect insights with solutions, defining a clearer path for informed decisions and better care.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are any statement contained herein that is not strictly historical, including, but not limited to, QuidelOrtho’s commercial and other strategic goals, financial guidance for 2026 and related assumptions and other future financial condition and operating results, including growth expectations and expected results of operations, financial position or cost-savings and operational improvement initiatives, and other future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “could,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue,” “aim,” “strive,” “seek” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of the date of this press release and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results or outcomes to differ from those set forth or implied in the forward-looking statements: fluctuations in demand for QuidelOrtho’s non-respiratory and respiratory products; supply chain, production, logistics, distribution and labor disruptions and challenges; inability to successfully identify, consummate or realize the anticipated benefits of strategic transactions, strategic restructurings, divestitures, spin-offs or discontinuances of certain business operations, or debt financings, on the anticipated timelines, or at all; delays in the development of or failures or delays in the receipt of approvals for new or enhanced products; failure of new products and services to be commercially viable or accepted; changes in reimbursement rates for our products, including reimbursement rate reductions proposed by the China National Health Security Administration; and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally, including those arising from the effects of announced or future or amended tariffs, trade policies, investigations, global trade relations and other tariff-related developments, as well as those discussed in QuidelOrtho’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025 and subsequent reports filed with the Securities and Exchange Commission (the “Commission”), including under Part I, Item 1A, “Risk Factors” of the Form 10-K. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date of this press release. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release contains financial measures that are considered non-GAAP financial measures under applicable rules and regulations of the Commission, including but not limited to “constant currency total revenue changes,” “constant currency total revenue changes, excluding China,” “constant currency Labs revenue changes,” “constant currency Labs revenue changes, excluding China,” “constant currency Immunohematology revenue changes,” “constant currency Immunohematology revenue changes, excluding China,” “constant currency Point of Care revenue changes,” “constant currency Triage revenue changes,” “adjusted EBITDA,” “adjusted EBITDA margin,” “adjusted diluted EPS” and other non-GAAP financial measures included in the reconciliation tables accompanying this press release. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures eliminate impacts of certain non-cash, unusual or other items that the Company does not consider indicative of its ongoing operating performance, and the Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and reports filed with the Commission in their entirety. Reconciliations of the historical non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Investor Contact:
Juliet Cunningham
Vice President, Investor Relations
IR@QuidelOrtho.com

Media Contact:
Stephanie Kleewein
Senior Corporate Communications and PR Manager
media@QuidelOrtho.com

QuidelOrtho
Consolidated Statements of Loss
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Total revenues	$630.9	$613.9	$1,250.7	$1,306.7
Cost of sales, excluding amortization of intangibles	358.0	339.0	714.0	688.5
Selling, marketing and administrative	189.7	178.0	389.0	365.0
Research and development	48.7	45.7	93.6	98.9
Amortization of intangible assets	49.0	47.9	95.8	95.9
Restructuring, integration and other charges	6.5	178.9	10.9	195.0
Other operating expenses	0.8	5.1	1.0	11.5
Operating loss	(21.8)	(180.7)	(53.6)	(148.1)
Interest expense, net	54.7	40.5	105.8	80.5
Other expense, net	4.7	8.4	1.3	9.8
Loss before income taxes	(81.2)	(229.6)	(160.7)	(238.4)
Provision for income taxes	11.7	25.8	24.0	29.7
Net loss	$(92.9)	$(255.4)	$(184.7)	$(268.1)
Basic loss per share	$(1.36)	$(3.77)	$(2.71)	$(3.97)
Diluted loss per share	$(1.36)	$(3.77)	$(2.71)	$(3.97)
Weighted-average shares outstanding - basic	68.3	67.7	68.2	67.6
Weighted-average shares outstanding - diluted	68.3	67.7	68.2	67.6

QuidelOrtho
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	June 28, 2026	December 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$123.4	$169.8
Accounts receivable, net	352.0	417.0
Inventories	618.9	577.6
Prepaid expenses and other current assets	249.9	250.5
Assets held for sale	32.4	32.4
Total current assets	1,376.6	1,447.3
Property, plant and equipment, net	1,338.6	1,358.3
Right-of-use assets	155.8	155.5
Intangible assets, net	2,678.4	2,563.8
Other assets	165.9	244.4
Total assets	$5,715.3	$5,769.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$236.5	$279.4
Accrued payroll and related expenses	76.8	120.3
Income tax payable	14.0	11.5
Current portion of borrowings	355.7	178.3
Other current liabilities	310.4	376.6
Total current liabilities	993.4	966.1
Operating lease liabilities	152.5	154.4
Long-term borrowings	2,535.4	2,471.9
Deferred tax liabilities	122.1	90.0
Other liabilities	137.0	166.4
Total liabilities	3,940.4	3,848.8
Total stockholders’ equity	1,774.9	1,920.5
Total liabilities and stockholders’ equity	$5,715.3	$5,769.3

QuidelOrtho
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Six Months Ended
	June 28, 2026	June 29, 2025
Cash (used for) provided by operating activities	$(143.6)	$18.8
Cash used for investing activities	(141.3)	(89.2)
Cash provided by financing activities	238.2	120.9
Effect of exchange rates on cash	0.3	2.7
Net (decrease) increase in cash, cash equivalents and restricted cash	(46.4)	53.2
Cash, cash equivalents and restricted cash at beginning of period	169.8	98.5
Cash, cash equivalents and restricted cash at end of period	$123.4	$151.7

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Net Income
(In millions, except per share data; unaudited)

	Three Months Ended				Six Months Ended
	June 28, 2026	Diluted EPS	June 29, 2025	Diluted EPS	June 28, 2026	Diluted EPS	June 29, 2025	Diluted EPS
Net loss	$(92.9)	$(1.36)	$(255.4)	$(3.77)	$(184.7)	$(2.71)	$(268.1)	$(3.97)
Adjustments:
Amortization of intangibles	49.0		47.9		95.8		95.9
Restructuring, integration and other charges	6.5		178.9		10.9		195.0
Amortization of deferred cloud computing implementation costs	9.2		6.8		17.2		11.1
Employee compensation charges	4.5		—		10.0		—
Tax indemnification expense	3.3		—		3.3		—
Incremental depreciation on PP&E fair value adjustment	3.2		5.4		6.5		10.6
Accelerated depreciation	2.1		1.0		4.1		1.0
EU medical device regulation transition costs	0.7		0.1		1.4		0.3
Loss (gain) on investments	8.1		(1.0)		9.0		(1.3)
Other adjustments	6.8		0.8		11.5		2.0
Income tax impact of adjustments	8.7		23.4		21.8		11.6
Adjusted net income	$9.2	$0.13	$7.9	$0.12	$6.8	$0.10	$58.1	$0.86
Weighted-average shares outstanding - diluted		68.6		67.9		68.5		67.9

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net loss	$(92.9)	$(255.4)	$(184.7)	$(268.1)
Depreciation and amortization	116.7	110.3	229.6	217.4
Interest expense, net	54.7	40.5	105.8	80.5
Provision for income taxes	11.7	25.8	24.0	29.7
Restructuring, integration and other charges	6.5	178.9	10.9	195.0
Amortization of deferred cloud computing implementation costs	9.2	6.8	17.2	11.1
Employee compensation charges	4.5	—	10.0	—
Tax indemnification expense	3.3	—	3.3	—
EU medical device regulation transition costs	0.7	0.1	1.4	0.3
Loss (gain) on investments	8.1	(1.0)	9.0	(1.3)
Other adjustments	6.8	0.8	11.5	2.0
Adjusted EBITDA	$129.3	$106.8	$238.0	$266.6

Total revenues	$630.9	$613.9	$1,250.7	$1,306.7
Adjusted EBITDA margin	20.5%	17.4%	19.0%	20.4%

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Revenues
(In millions, unaudited)

	Three Months Ended
	June 28, 2026	June 29, 2025	% Change	Currency Impact	Constant Currency (a)
Labs	$382.9	$369.7	3.6%	1.2%	2.4%
Immunohematology	134.2	132.3	1.4%	0.7%	0.7%
Donor Screening	4.0	13.3	(69.9)%	(0.4)%	(69.5)%
Point of Care	108.2	93.0	16.3%	0.6%	15.7%
Molecular Diagnostics	1.6	5.6	(71.4)%	0.6%	(72.0)%
Total revenues	$630.9	$613.9	2.8%	0.9%	1.9%

	Three Months Ended
	June 28, 2026	June 29, 2025	% Change	Currency Impact	Constant Currency (a)
Total revenues	$630.9	$613.9	2.8%	0.9%	1.9%
China revenue	67.8	83.4	(18.7)%	4.6%	(23.3)%
Total revenues excluding China	$563.1	$530.5	6.1%	0.2%	5.9%

	Three Months Ended
	June 28, 2026	June 29, 2025	% Change	Currency Impact	Constant Currency (a)
Labs	$382.9	$369.7	3.6%	1.2%	2.4%
China Labs	56.1	69.8	(19.6)%	4.6%	(24.2)%
Total Labs revenues excluding China	$326.8	$299.9	9.0%	0.2%	8.8%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.

	Three Months Ended
	June 28, 2026	June 29, 2025	% Change	Currency Impact	Constant Currency (a)
Immunohematology	$134.2	$132.3	1.4%	0.7%	0.7%
China Immunohematology	6.7	10.8	(38.0)%	3.8%	(41.8)%
Total Immunohematology revenues excluding China	$127.5	$121.5	4.9%	0.3%	4.6%

	Three Months Ended
	June 28, 2026	June 29, 2025	% Change	Currency Impact	Constant Currency (a)
Triage	$32.9	$29.8	10.4%	1.5%	8.9%
All other	75.3	63.2
Point of Care revenue	$108.2	$93.0	16.3%	0.6%	15.7%
(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.